Exhibit 99.1

FOR IMMEDIATE RELEASE

DDR and Glimcher Realty Trust Announce Strategic Asset Swap

BEACHWOOD and COLUMBUS, OH (September 7, 2011) — DDR (NYSE: DDR) and Glimcher Realty Trust (NYSE: GRT) today announced that the companies have entered into an agreement to swap two assets better aligned with the other’s operating platforms and strategies. DDR will sell Glimcher its open-air mall, Town Center Plaza, in Kansas City, Kansas; and Glimcher will sell DDR its power center, Polaris Towne Center, in Columbus, Ohio. The transaction is expected to close in the fourth quarter of 2011, subject to the satisfaction or waiver of customary closing conditions.

The valuations for both assets were set using consistent cap rates that are in line with the current market. These valuations were adjusted for the debt profiles on each property.

DDR and Glimcher believe the transaction is mutually beneficial given the core competencies of each organization, the proven execution of both companies’ operating platforms and the long-term value creation potential of each asset.

“We are excited about this transaction that not only enhances the quality of Glimcher’s mall portfolio but is also expected to be accretive to our earnings,” stated Michael P. Glimcher, Chairman of the Board and CEO of Glimcher. “We are also pleased to work with a respected peer like DDR on a transaction that provides a strategic step forward for both of our companies.”

Town Center Plaza, which Glimcher will purchase from DDR for approximately $139 million, is a 650,000 square-foot open-air mall anchored by Macy’s and Dick’s Sporting Goods and features Pottery Barn and Anthropologie. Town Center Plaza is well aligned with Glimcher’s core competencies and capitalizes on its deep tenant relationships within the mall sector. Town Center Plaza’s high sales productivity of more than $400 psf and 95% occupancy level will enhance the quality of Glimcher’s mall portfolio.

“The simultaneous disposition of Town Center Plaza and acquisition of Polaris Towne Center is consistent with our strategic objective of simplifying our portfolio and focusing on what we do best,” said Daniel B. Hurwitz, president and chief executive officer of DDR. “The high level of collaboration, creativity and trust between DDR and our colleagues at Glimcher made this rare type of transaction possible.”

Polaris Towne Center, which DDR will purchase from Glimcher for approximately $80 million, is a 700,000 square-foot, market-dominant prime asset anchored by Target, Lowe’s, Kroger, Best Buy, and TJ Maxx.  Polaris Towne Center will be the seventh asset owned by DDR in the Columbus MSA, solidifying the company’s position as the dominant power center owner and manager in the market. DDR will deploy the additional net proceeds from the sale of Town Center Plaza into prime assets currently under contract.

Safe Harbor

Glimcher Realty Trust
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

DDR
DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors: our ability to successfully integrate Polaris Towne Center into our operations and deploy the additional proceeds from Town Center Plaza into prime assets; local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; and our ability to secure equity or debt financing on commercially acceptable terms or at all. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

About Glimcher Realty Trust
Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers as well as community centers. Glimcher® is a registered trademark of Glimcher Realty Trust.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRTPrF” and “GRTPrG,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

About DDR
DDR is an owner and manager of 546 primarily open-air, value-oriented shopping centers that leverages its retail knowledge to help tenants be successful and create value for its shareholders. DDR operates a total of 126 million square feet in 41 states, Puerto Rico and Brazil, concentrated in high barrier-to-entry markets with stable populations and high growth potential. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the symbol DDR. Additional information about the company is available at www.ddr.com.

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DDR Contacts:	Marty Richmond
Vice President
Marketing and Corporate Communications
216.755.5500

Samir Khanal
Senior Director of Investor Relations
216.755.5500

Glimcher Contacts:	Mark Yale
Executive Vice President and CFO
614.887.5610

Lisa Indest
Senior Vice President – Finance and Accounting
614.887.5844